                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 [(Amendment No. )]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ X ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.
  ----------------------------------------------------------------------------
               (Names of Registrant as Specified in Its Charters)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

     ---------------------------------------------------------------------------

                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.
                  c/o Morgan Stanley Investment Management Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020


                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------



To Our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of Morgan Stanley Asia-Pacific Fund, Inc. (the "Fund") will be held on Thursday, June 6, 2002 at [__]:00 a.m. (New York time), in Conference Room [__] at 1221 Avenue of the Americas, 5th Floor, New York, New York 10020, for the following purposes:

         1.       To elect four Class I Directors for a term expiring in 2005.

         2.       To consider and act upon a stockholder proposal.

         3. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 8, 2002 are entitled to notice of, and to vote at, this Meeting or any adjournment thereof.

                                                MARY E. MULLIN
                                                Secretary

Dated: April [__], 2002

         If you do not expect to attend the Meeting, please sign and promptly return the enclosed Proxy Card in the enclosed self-addressed envelope. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your Proxy Card promptly.

                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.
                  c/o Morgan Stanley Investment Management Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020

                              --------------------

                                 PROXY STATEMENT

                              --------------------

         This statement is furnished by the Board of Directors of Morgan Stanley Asia-Pacific Fund, Inc. (the "Fund") in connection with the solicitation of Proxy Cards by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 6, 2002 at [_]:00 a.m. (New York time), in Conference Room [__] at the principal executive office of Morgan Stanley Investment Management Inc. (hereinafter "Morgan Stanley Investment Management" or the "Manager"), 1221 Avenue of the Americas, 5th Floor, New York, New York 10020. It is expected that the Notice of Annual Meeting, Proxy Statement and Proxy Card will first be mailed to stockholders on or about April __, 2002. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

         If the accompanying Proxy Card is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy Card. A Proxy Card may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance and voting at the Meeting. If no instructions are specified, shares will be voted FOR the election of the nominees for Directors and shares will be voted AGAINST the stockholder proposal set forth in Proposal 2.

         The close of business on April 8, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. On that date, the Fund had [_______] shares of Common Stock outstanding and entitled to vote. Each share will be entitled to one vote at the Meeting.

         The expense of solicitation will be borne by the Fund and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of Proxy Cards will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of the Manager. The solicitation of Proxy Cards is also expected to include communications by employees of ________________, a proxy solicitation firm expected to be engaged by the Fund to solicit Proxy Cards by mail or by telephonic, telegraphic or oral communications at a cost not expected to exceed $3,000, plus out-of-pocket expenses.

         The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended December 31, 2001, to any stockholder requesting such report. Requests for the annual report should be made in writing to Morgan Stanley Asia-Pacific Fund, Inc., c/o J.P. Morgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02108-2798, or by calling 1-800-221-6726.

         J.P. Morgan Investor Services Co. is an affiliate of the Fund's administrator, JPMorgan Chase Bank ("JPMorgan Chase"), and provides administrative services to the Fund. The business address of JPMorgan Chase and J.P. Morgan Investor Services Co. is 73 Tremont Street, Boston, Massachusetts 02108-2798.

         The Board recommends that you vote "FOR" the election of the nominees as directors as set forth in matter No. 1 of the Notice of Annual Meeting of Stockholders.

         The Board unanimously recommends that Stockholders vote "AGAINST" Proposal No. 2. The Board believes that this proposal is not in the best interests of Stockholders and would substantially impair the ability of the Fund to operate effectively.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

         It is necessary at this time that stockholders elect four Class I Directors to hold office for a term stated below and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote, on behalf of the stockholders, for the election of Ronald E. Robison, Michael Nugent, Joseph J. Kearns and Fergus Reid as Class I Directors for a term expiring in 2005.

         Pursuant to the Fund's By-Laws, the terms of office of the Directors are staggered. The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a term of three years. Each year the term of one class expires. Class I currently consists of Ronald E. Robison, Michael Nugent, Joseph J. Kearns and Fergus Reid. Class II currently consists of John D. Barrett II, Vincent R. McLean and C. Oscar Morong, Jr. Class III currently consists of Barton M. Biggs, Gerard E. Jones, Thomas P. Gerrity and William G. Morton, Jr. Only the Directors in Class I are being considered for election at this Meeting.

         Pursuant to the Fund's By-Laws, each Director holds office until (i) the expiration of his term and until his successor has been elected and qualified, (ii) his death, (iii) his resignation, (iv) December 31 of the year in which he reaches seventy-two years of age, or (v) his removal as provided by statute or the Fund's Articles of Incorporation. Each officer of the Fund will hold such office until his or her death or resignation or a successor has been duly elected and qualified.

         The Board of Directors has an Audit Committee. The Audit Committee makes recommendations to the full Board of Directors with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect on the Fund's financial operations. The Fund has adopted a formal, written Audit Committee Charter. The members of the Audit Committee are currently Gerard E. Jones, John D. Barrett II, Joseph J. Kearns, Vincent R. McLean and C. Oscar Morong, Jr., none of whom is an "interested person," as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund (with such disinterested Directors being "Independent Directors"). The Chairman of the Audit Committee is Mr. Kearns. The Audit Committee met three times during the fiscal year ended December 31, 2001.

         The Board of Directors also has a Nominating and Compensation Committee. The Nominating and Compensation Committee evaluates and recommends nominees for election to the Fund's Board of Directors and establishes compensation for Independent Directors. The Fund has adopted a formal written Nominating and Compensation Committee Charter. The members of the Nominating and Compensation Committee are Thomas P. Gerrity, William G. Morton, Jr., Michael Nugent and Fergus Reid, none of whom is an "interested person," as defined under the 1940 Act, of the Fund. The Chairman of the Nominating and Compensation Committee is Mr. Reid. The Nominating and Compensation Committee met one time during the fiscal year ending December 31, 2001.

         At a meeting on June 14, 2001, the Board of Directors, including a majority of the Independent Directors, approved the continuation of the Investment Advisory and Management Agreement between the Fund and the Manager for a one-year period.

         There were five meetings of the Board of Directors held during the fiscal year ended December 31, 2001. For the fiscal year ended December 31, 2001, each current Director attended at least seventy-five percent of the aggregate number of meetings of the Board and of any committee on which he served except for Barton M. Biggs.

         Each of the nominees for Director has consented to be named in this Proxy Statement and to serve as a director of the Fund if elected. The Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a director, but if that should occur before the Meeting, Proxy Cards will be voted for such persons as the Board of Directors may recommend.

         Certain information regarding the Directors of the Fund is set forth below:

                                                                                                Aggregate Dollar
                                                                                                 Range of Equity
                                                                                                   Securities
                                                                                                     in All     Number
                                                                                                     Funds      of
                                                                                       Dollar     Overseen or   Portfolios
                                                                                      Range of       to be      in Fund
                                                                                       Equity     Overseen in   Complex
                                                    Principal Occupations During     Securities    Family of    Overseen
                                  Position with      Past Five Years and Other         in the      Investment   by
Name, Address and Date of Birth      the Fund              Directorships               Fund**     Companies**   Director
-------------------------------      --------              -------------               ------     -----------   --------
Interested Directors
--------------------
Barton M. Biggs*                  Class III       Chairman, Director and Managing    $1-10,000        Over         78
1221 Avenue of the Americas       Director and    Director of Morgan Stanley                        $100,000
New York, New York 10020          Chairman of     Investment Management and
11/26/32                          the Board       Chairman and Director of Morgan
                                  since 1994      Stanley Investment Management
                                                  Limited; Managing Director of
                                                  Morgan Stanley & Co.
                                                  Incorporated; Member of the
                                                  Yale Development Board;
                                                  Director or Trustee and
                                                  Chairman of the Board of
                                                  various U.S. registered
                                                  investment companies managed by
                                                  Morgan Stanley Investment
                                                  Management.

Ronald E. Robison*                Class I         Chief Global Operations Officer       None          None         78
1221 Avenue of the Americas       Director        and Managing Director of Morgan
New York, New York 10020          since 2001      Stanley Investment Management;
1/13/39                                           Managing Director of Morgan
                                                  Stanley & Co. Incorporated;
                                                  Director or Trustee and
                                                  President of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management;
                                                  Previously, Managing Director
                                                  and Chief Operating Officer of
                                                  TCW Investment Management
                                                  Company.
Independent Directors
---------------------

John D. Barrett II                Class II        Chairman and Director of           $1-10,000        Over         78
Barrett Associates, Inc.          Director        Barrett Associates, Inc.                          $100,000
565 Fifth Avenue                  since 2000      (investment counseling);
New York, New York 10017                          Director of the Ashforth
8/21/35                                           Company (real estate);
                                                  Chairman, and formerly
                                                  Director, of the Barrett
                                                  Growth Fund; Limited Partner,
                                                  Barrett Growth Partners, LP;
                                                  Limited Partner, Long Meadow
                                                  Holdings, LP; Director or
                                                  Trustee of various U.S.
                                                  registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management.

                                                                                                Aggregate Dollar
                                                                                                 Range of Equity
                                                                                                   Securities
                                                                                                     in All     Number
                                                                                                     Funds      of
                                                                                       Dollar     Overseen or   Portfolios
                                                                                      Range of       to be      in Fund
                                                                                       Equity     Overseen in   Complex
                                                    Principal Occupations During     Securities    Family of    Overseen
                                  Position with      Past Five Years and Other         in the      Investment   by
Name, Address and Date of Birth      the Fund              Directorships               Fund**     Companies**   Director
-------------------------------      --------              -------------               ------     -----------   --------
Thomas P. Gerrity                 Class III       Professor of Management, and          --        $10,001-50,000   78
219 Grays Lane                    Director        formerly Dean, of Wharton
Haverford, PA 19041               since 2001      School of Business, University
7/13/41                                           of Pennsylvania; Director of
                                                  Sunoco (oil refining), Fannie
                                                  Mae (mortgage finance),
                                                  Reliance Group Holdings
                                                  (insurance), CVS Corporation
                                                  (retail pharmacy), Internet
                                                  Capital Group and
                                                  Knight-Ridder, Inc.
                                                  (newspapers); Formerly,
                                                  Director of IKON Office
                                                  Solutions, Inc. (office
                                                  equipment), Fiserv (financial
                                                  services), Investor Force
                                                  Holdings, Inc. (institutional
                                                  investment information
                                                  services), Digital Equipment
                                                  Corporation (computer
                                                  equipment), ICG Commerce, Inc.
                                                  (internet commerce), and Union
                                                  Carbide Corporation
                                                  (chemicals); Director or
                                                  Trustee of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management.

Gerard E. Jones                   Class III       Of Counsel, Shipman & Goodwin         None          Over         78
Shipman & Goodwin LLP             Director        LLP (law firm); Director of                       $100,000
43 Arch Street                    since 2000      Tractor Supply Company, Tiffany
Greenwich, Connecticut 06830                      Foundation, Fairfield County
1/23/37                                           Foundation; Director or Trustee
                                                  of various U.S. registered
                                                  investment companies managed by
                                                  Morgan Stanley Investment
                                                  Management.

Joseph J. Kearns                  Class I         Investment consultant; Director       None      $10,001-50,000   78
PMB 754                           Director        of Electro Rent Corporation
23852 Pacific Coast Highway       since 2001      (equipment leasing) and The
Malibu, California 90625                          Ford Family Foundation;
8/2/42                                            Director or Trustee of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Chief Financial
                                                  Officer of the J. Paul Getty
                                                  Trust.



Vincent R. McLean                 Class II        Director of Legal and General         None       $1-10,000       78
702 Shackamaxon Dr.               Director        America, Inc. (insurance),
Westfield, NJ 07090               since 2001      Banner Life Insurance Co. and
6/1/31                                            William Penn Life Insurance
                                                  Company of New York; Director
                                                  or Trustee of various U.S.
                                                  registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Executive Vice
                                                  President, Chief Financial
                                                  Officer, Director and Member
                                                  of the Executive Committee of
                                                  Sperry Corporation (now part
                                                  of UNISYS Corporation)
                                                  (computers).

                                                                                                Aggregate Dollar
                                                                                                 Range of Equity
                                                                                                   Securities
                                                                                                     in All     Number
                                                                                                     Funds      of
                                                                                       Dollar     Overseen or   Portfolios
                                                                                      Range of       to be      in Fund
                                                                                       Equity     Overseen in   Complex
                                                    Principal Occupations During     Securities    Family of    Overseen
                                  Position with      Past Five Years and Other         in the      Investment   by
Name, Address and Date of Birth      the Fund              Directorships               Fund**     Companies**   Director
-------------------------------      --------              -------------               ------     -----------   --------
C. Oscar Morong, Jr.              Class II        Managing Director of Morong           --            --           78
1385 Outlook Drive West           Director        Capital Management; Trustee and
Mountianside, NJ 07092            since 2001      Chairman of the mutual funds in
4/22/35                                           the Smith Barney CitiFunds
                                                  fund complex; Director or
                                                  Trustee of various U.S.
                                                  registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Senior Vice
                                                  President and Investment
                                                  Manager for CREF, TIAA-CREF
                                                  Investment Management, Inc.;
                                                  Director of the Indonesia
                                                  Fund, the Landmark Funds and
                                                  Ministers and Missionaries
                                                  Benefit Board of American
                                                  Baptist Churches.


William G. Morton, Jr.            Class III       Chairman Emeritus and former     $10,001-50,000 $50,001-100,000  78
100 Franklin Street               Director        Chief Executive Officer of
Boston, Massachusetts 02110       since 1995      Boston Stock Exchange; Director
3/13/37                                           of RadioShack Corporation
                                                  (electronics); Director or
                                                  Trustee of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management.

Michael Nugent                    Class I         General Partner of Triumph            None      $10,001-50,000   207
c/o Triumph Capital, L.P.         Director        Capital, L.P., a private
237 Park Avenue                   since 2001      investment partnership;
New York, NY 10017                                Chairman of the Insurance
5/25/36                                           Committee and Director or
                                                  Trustee of various U.S.
                                                  registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Advisors
                                                  Inc.; Director of various
                                                  business organizations;
                                                  Director or Trustee of various
                                                  U.S. registered investment
                                                  companies managed by Morgan
                                                  Stanley Investment Management;
                                                  Formerly, Vice President of
                                                  Bankers Trust Company and BT
                                                  Capital Corporation.


Fergus Reid                       Class I         Chairman and Chief Executive       $1-$10,000       Over         78
85 Charles Colman Boulevard       Director        Officer of Lumelite Plastics                      $100,000
Pawling, New York 12564           since 2000      Corporation; Trustee and
8/12/32                                           Director of approximately 30
                                                  investment companies in the
                                                  JPMorgan Funds complex managed
                                                  by J.P. Morgan Investment
                                                  Management Inc.; Director or
                                                  Trustee of various U.S.
                                                  registered investment companies
                                                  managed by Morgan Stanley
                                                  Investment Management.

------------

* "Interested person" of the Fund within the meaning of the 1940 Act. Mr. Biggs is chairman, director and managing director of the Manager and Mr. Robison is an officer of the Manager.
** This information has been furnished by each nominee and Director. The dollar value of the shares is based upon the market price as of April __, 2002.

     Certain information regarding the officers of the Fund is set forth below:

                                  Position with
Name, Address and Date of Birth      the Fund           Principal Occupations During Past Five Years
-------------------------------      --------           --------------------------------------------
Ronald E. Robison*                President       Chief Global Operations Officer and Managing Director
1221 Avenue of the Americas       since 2001      of Morgan Stanley Investment Management; Managing
New York, New York 10020                          Director of Morgan Stanley & Co. Incorporated; Director
1/13/39                                           or Trustee and President of various U.S. registered
                                                  investment companies managed by Morgan Stanley
                                                  Investment Management; Previously, Managing Director
                                                  and Chief Operating Officer of TCW Investment
                                                  Management Company.

Stefanie V. Chang*                Vice            Executive Director of Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas       President       and Morgan Stanley Investment Management; Officer of
New York, New York 10020          since 1997      various U.S. registered investment companies managed by
11/30/66                                          Morgan Stanley Investment Management; Previously
                                                  practiced law with the New York law firm of Rogers &
                                                  Wells.

Lorraine Truten*                  Vice            Executive Director of Morgan Stanley Investment
1221 Avenue of the Americas       President       Management; Officer of various U.S. registered
New York, New York 10020          since 2001      investment companies managed by Morgan Stanley
5/11/61                                           Investment Management.

Mary E. Mullin*                   Secretary       Vice President of Morgan Stanley & Co. Incorporated and
1221 Avenue of the Americas       since 1999      Morgan Stanley Investment Management; Officer of
New York, New York 10020                          various U.S. registered investment companies managed by
3/22/67                                           Morgan Stanley Investment Management; Previously
                                                  practiced law with the New York law firms of McDermott,
                                                  Will & Emery and Skadden, Arps, Slate, Meagher & Flom LLP.

James W. Garrett*                 Treasurer       Vice President of Morgan Stanley & Co. Incorporated and
1221 Avenue of the Americas       since 2002      Morgan Stanley Investment Management; Officer of
New York, NY 10020                                various U.S. registered investment companies managed by
12/29/68                                          Morgan Stanley Investment Management; Previously with
                                                  Price Waterhouse LLP.

Belinda Brady                     Assistant       Senior Manager, Fund Administration, J.P. Morgan
73 Tremont Street                 Treasurer       Investor Services Co.; Officer of various U.S.
Boston, Massachusetts 02108       since 2002      registered investment companies managed by Morgan
1/23/68                                           Stanley Investment Management; Previously with Price
                                                  Waterhouse LLP.


----------------
* "Interested person" of the Fund within the meaning of the 1940 Act. Mr. Robison and Mr. Garrett and Ms. Chang, Ms. Truten and Ms. Mullin are officers of the Manager.

         Based on information furnished by each Independent Director as of April __, 2002, neither any Independent Director nor any immediate family member of any Independent Director owned any securities of the Manager or its affiliates as of such date.

         Effective as of October 11, 2001, the Fund Complex (as defined below) pays each of the Directors who is not an "interested person," as defined under the 1940 Act, of any fund within the Fund Complex an annual retainer fee of $75,000, for service on all Boards of Directors of the Fund Complex and pays the following additional amounts to these Directors for performing certain services for all of the funds in the Fund Group: $5,000 annually for performing the duties of Chairman of the Audit Committee, $5,000 annually for performing the duties of Chairman of the Nominating and Compensation Committee, $2,500 for each in-person Board meeting attended and $1,000 for each telephonic Board meeting attended. The retainer fee to be paid to each Director each year is allocated among the funds in the Fund Complex in proportion to each fund's respective average net assets during the year.

         Each of the Directors who is not an "affiliated person" of Morgan Stanley Investment Management within the meaning of the 1940 Act may enter into a deferred fee arrangement (the "Fee Arrangement") with the Fund, pursuant to which such Director may defer to a later date the receipt of his Director's fees. The deferred fees owed by the Fund are credited to a bookkeeping account maintained by the Fund on behalf of such Director and accrue income from and after the date of credit in an amount equal to the amount that would have been earned had such fees (and all income earned thereon) been invested and reinvested either (i) in shares of the Fund or (ii) at a rate equal to the prevailing rate applicable to 90-day United States Treasury Bills at the beginning of each calendar quarter for which this rate is in effect, whichever method is elected by the Director.

         Under the Fee Arrangement, deferred Director's fees (including the return accrued thereon) will become payable by the Fund in cash upon such Director's resignation from the Board of Directors of the Fund in a lump sum or in generally equal annual installments over a period of five years (unless the Fund has agreed to a longer or shorter payment period) beginning on the first day of the year following the year in which such Director's resignation occurred. In the event of a Director's death, remaining amounts payable to him under the Fee Arrangement will thereafter be payable to his designated beneficiary; in all other events, a Director's right to receive payments is non-transferable. Under the Fee Arrangement, the Board of Directors of the Fund, in its sole discretion, has reserved the right, at the request of a Director or otherwise, to accelerate or extend the payment of amounts in the deferred fee account at any time after the termination of such Director's service as a director. In addition, in the event of liquidation, dissolution or winding up of the Fund or the distribution of all or substantially all of the Fund's assets and property to its stockholders (other than in connection with a reorganization or merger into another fund advised by Morgan Stanley Investment Management), all unpaid amounts in the deferred fee account maintained by the Fund will be paid in a lump sum to the Directors participating in the Fee Arrangement on the effective date thereof.

         Set forth below is a table showing the aggregate compensation paid by the Fund to each of its Directors, as well as the total compensation paid to each Director of the Fund by the Fund and by other U.S. registered investment companies advised by Morgan Stanley Investment Management or its affiliates (collectively, the "Fund Complex") for their services as Directors of such investment companies for the fiscal year ended December 31, 2001. In all cases, there were no pension or retirement benefits accrued as part of the Fund's expenses.

                                                                    Total
                                                                Compensation
                                                               From Fund and
                                                 Aggregate      Fund Complex
                                               Compensation        Paid to
         Name of Directors                    From Fund(2)(3)  Directors(2)(4)
         -----------------                    ---------------  ---------------
Barton M. Biggs(1) .......................     $      0           $      0
Ronald E. Robison(1) .....................            0                  0
Thomas P. Gerrity ........................          233             69,712
John D. Barrett II .......................        2,095             78,786
Gerard E. Jones ..........................        2,092             78,786
Joseph J. Kearns .........................          245             70,835
Michael Nugent ...........................          233            228,362
William G. Morton, Jr ....................        2,095             78,786
Vincent R. McLean ........................          233             69,712
Fergus Reid ..............................        2,105             81,115
C. Oscar Morong, Jr ......................          233             69,712

-------------
(1)  "Interested person" of the Fund within the meaning of the 1940 Act.
(2) The amounts reflected in this table include amounts payable by the Fund Complex for services rendered during the fiscal year ended December 31, 2001, regardless of whether such amounts were actually received by the Directors during such fiscal year.
(3) Of the amounts shown in this column, Messrs. Gerrity, Kearns, Morong and McLean deferred all of their aggregate compensation pursuant to the Fee Arrangement described above. Payments under the Fee Arrangement to a Director will be based on the number of share equivalents a Director holds. For the number of share equivalents held by each Director, please refer to the table on pgs. [3-6] of this Proxy Statement.
(4) Of the amounts shown in this column, Messrs. Gerrity, Morong and McLean deferred all of their total compensation pursuant to the Fee Arrangement, and Messrs. Reid and Kearns deferred $75,098 and $66,035, respectively, of their total compensation pursuant to the Fee Arrangement.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. The Manager assumes responsibility for filing such reports for the Fund's officers and directors and believes that all required reports under Section 16(a) have been filed on a timely basis for the Fund's officers and directors.

         The election of Messrs. Robison, Nugent, Kearns and Reid requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. Under the Fund's By-Laws, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat will constitute a quorum. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the Meeting, but will not be counted as votes cast at the Meeting.

         The Board of Directors of the Fund recommends that you vote "FOR" the election of the nominees as Directors.

                              STOCKHOLDER PROPOSAL
                                (Proposal No. 2)

         A stockholder of the Fund, Advantage Partners, L.P. (the "Proponent") has submitted the following proposal for inclusion in this Joint Proxy Statement for consideration by stockholders of the Fund. The Proponent claims beneficial ownership of [__________] shares of common stock of the Fund. The Fund will provide the name and address of the Proponent to any person who so requests such information by written or oral request to the Fund, c/o Morgan Stanley Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020 or by calling (212) 762-8406.

                                    Proposal

RESOLVED, that shareholders of Morgan Stanley Asia-Pacific Fund (the "Fund"), recommend the Board of Directors expedite the process to ensure Fund shares can trade at net asset value (NAV) daily by converting to an open-end investment company or merging with an existing open-end fund.

         Supporting Statement [Consider asking Proponent to permit editing]


It has been bad enough that shareholders have suffered fairly significant losses since the Fund's inception in 1994. It adds insult to injury that the persistent, wide discount to NAV over the years has caused shareholder losses to vastly exceed NAV losses over time. The discount exceeded 30% during June 2000, and has averaged greater than a 20% discount over the past five years. Clearly modest actions taken by our Board of Directors to date have not been successful in remedying the chronic discount, nor in reversing the losses to the aggregate shareholder base. Advantage Partners, L.P., wouldn't waste your time if the facts in favor of open-ending this Fund weren't overwhelming.

With the Fund still languishing at a discount to NAV in the range of 20%, the economic cost of the discount to shareholders approximates 580 million. It is certainly no consolation prize that the value of the discount has narrowed from its widest levels while the stock price has dropped from 11 to 7 (even below 6 briefly) in the past two years! Fund management, however, keeps collecting its fees no matter how poorly shareholders perform - and that is a major impediment to fixing the problem...

The benefits of open-ending far outweigh the detrimental cost caused by the Fund's gaping discount in the closed-end structure: a 25.0% benefit vs. less than a 0.2% on-going annual cost. One-time conversion costs (approximately 0.15% of NAV), and on-going incremental expenses (likely 0.1%-0.2% annually) are inconsequential in relation to the price improvement that shareholders would receive if the share price converges with NAV. The Fund may claim this is a one time benefit if they determine to oppose this sensible proposal, but reality is that NAV is the trading price every day from that point forward, allowing shareholders to obtain full value for their holdings, and the liquidity to do so, at the time of their choosing. That is anything but a one-time benefit, it is an every day benefit. It has been an unreachable benefit so far for shareholders. Vote FOR this proposal to express your view that this should change!

Perpetuating the closed-end structure when cumulative shareholder returns are consistently impaired by the discount makes little sense. A closed-end fund must deliver NAV returns that compensate for any drag from the discount over the long run, or shareholders have not benefited from the structure - instead they have been captive to the structure. The Fund's dismal performance since inception indicates shareholders have been prisoners for too long. If the Fund open-ends, shareholders would be much better off economically than by perpetuating a chronic discount any longer. Vote FOR this proposal to send that message to the Board.

Your Board of Directors Urges You to Vote AGAINST Proposal No. 2, for the Reasons Discussed Below.

         The Board of Directors has consistently considered alternatives for reducing the Fund's discount, and has taken numerous actions towards that end over the years. In an attempt to address the discount and enhance stockholder value, on July 2, 1998, the Fund commenced an open market repurchase program (the "Program") of outstanding shares of the Fund's common stock. Since the inception of the Program, _________ shares, representing ____% of the Fund's outstanding shares when the Program commenced, have been repurchased through March 31, 2002. In a further attempt to address the discount and enhance stockholder value, the Fund conducted a tender offer during the first quarter of 2001 for 25% of the Fund's outstanding shares at 95% of net asset value. In addition, as of the date of this Proxy Statement, the Fund is currently conducting an additional tender offer for 15% of its outstanding shares at 95% of net asset value. It is anticipated that upon the conclusion of the second tender offer, a total of ______ shares, representing ___% of the Fund's outstanding shares as of the date the first tender offer commenced, will have been accepted for payment pursuant to the Fund's tender offers. Accordingly, upon the conclusion of the second tender offer, it is expected that the Fund will have purchased a total of _______ shares pursuant to the Program and the tender offers, representing __% of the Fund's outstanding shares as of the commencement of the Program. The Board of Directors continues to consider all available options for reducing the Fund's discount.

         The Board of Directors certainly understands, as described in the Description of Proposal 2 on page __, that if the Fund were open-ended certain stockholders would benefit as a result of the ability of stockholders to redeem their shares at net asset value less the applicable redemption fee, if any, and the fact that the Fund's shares would not trade at a discount or a premium. Nevertheless, your Board of Directors does not believe that open-ending the Fund would benefit stockholders generally, particularly longer-term stockholders, and is strongly opposed to Proposal Two for the following reasons:

         Performance Impairment. As a closed-end fund, the Fund does not have to have cash available to meet redemption requests on a daily basis and therefore, its assets can be more fully invested. Moreover, the Fund is never forced to sell securities at an inopportune time to meet redemption requests. Both features would change if the Fund were to convert to an open-end fund. The Fund would thereafter be required to alter its investments so as to maintain cash reserves and portfolio liquidity to meet redemptions, and might be forced to sell portfolio securities at inopportune times to obtain cash to meet redemption requests. Both changes would be likely to have an adverse effect on the Fund's performance. In addition, as the Investment Manager has advised the Board, the Investment Manager would be [severely] constrained in its ability to add value through appropriate diversification, sector allocation and investment in medium and smaller capitalization companies in a manner consistent with the Fund's past practice or investor expectations. The closed-end structure of the Fund allows it to invest in securities which the Investment Manager deems appropriate to hold over the long term, with the potential for higher returns than investments which are meant to be held for short time periods. Open-ending the Fund may render the Fund unable to make such long-term investments, which may adversely affect the Fund's performance. Accordingly, if the Fund is open-ended, it would be less likely that the Fund could continue its consistently strong relative performance of the past several years in comparison with the Morgan Stanley Capital International ("MSCI") Japan Net and MSCI All-Country Asia-Pacific Free ex-Japan indices, which are weighted equally to constitute the benchmark market index against which the Fund's performance is measured. For the five years ending December 31, 2001, the Fund outperformed its benchmark with the Fund having an average annual return of -4.53%, compared to an average of -8.76% for the Funds benchmark market index. In addition, a number of studies have indicated that open-end funds tend to perform less well than closed-end funds with comparable investment objectives and policies.

         Based on the experience of other closed-end funds that have open-ended in recent years, open-ending would most likely result in the redemption within a relatively short period thereafter of a large percentage of the Fund's outstanding shares and the resulting need to liquidate a corresponding portion of the Fund's portfolio. [Because of the limited liquidity of the Asian-Pacific equity markets, particularly for medium and smaller capitalization companies, this could be accomplished only at a loss in the value of the Fund's shares held by remaining stockholders as the result of the market impact of the necessary portfolio liquidations.] Moreover, the increased redemption requests that the Fund would be required to meet if it were open-ended would incur additional transaction costs, increasing the Fund's expenses.

         Continuing Viability. The redemption of a large percentage of the Fund's outstanding shares upon its open-ending could reduce the Fund's assets to the point that the Fund would be too small to be economically viable, in which case the Investment Manager might recommend to the Board of Directors that the Fund be liquidated. Moreover, while the Fund would attempt to sell new shares with a view to offset reduction in the Fund's assets resulting from redemptions over time, at present the Board of Directors is not confident that the Fund will be successful in selling a sufficient number of shares to offset redemptions. Therefore, over time it is likely that ongoing redemption of Fund shares will reduce the size of the Fund, possibly to the point where it is no longer viable.

         The Board of Directors has a significant concern that, if the Fund becomes no longer viable, it will be necessary to liquidate the Fund. The remaining stockholders in the Fund will have the burden of bearing the costs of liquidation, including possibly tax liabilities, that stockholders who redeem shortly after the Fund open-ends will not bear. For these reasons, the Board of Directors may conclude that liquidation of the Fund would be fairer to the Fund's Stockholders than open-ending.

         Higher Expenses. Apart from its deleterious short-term and long-term effects upon the Fund's ability to achieve its investment objective, open-ending would, in the judgment of the Board of Directors, injure the Fund and its stockholders in other ways. Importantly, as indicated below, the Fund's per-share expense ratio would be likely to substantially increase, for several reasons. First, those categories of Fund expenses that are more or less fixed notwithstanding fluctuations in the Fund's asset size would be spread over a substantially smaller asset base, proportionally increasing their per-share effect. These include [custody, administrative and] accounting, audit and legal expenses. In order to protect against this possibility, the Fund would be required to engage in a continuous public offering of its shares intended at a minimum to offset redemptions. This, in turn, would subject the Fund to further expenses and a corresponding reduction in the Fund's return to stockholders. For example, if the Fund were to be converted to an open-end fund, in order to market the Fund's shares effectively, the Directors would likely recommend that the stockholders approve a distribution plan for the Fund under Rule 12b-1 under the 1940 Act. Currently, Rule 12b-1 fees for the open-end funds in the Fund Complex range from an annual rate of ___% to ___% of a fund's average net assets.

         Additional legal, accounting and registration costs would be incurred by the Fund to convert to an open-end fund. The Investment Manager estimates that these conversion costs would be approximately $_______. Further, if the Fund were to convert to an open-end fund, it would engage in a continuous public offering of its shares with the objection of selling new shares to help offset the reduction in the Fund's assets that would result from redemptions. Engaging in a continuous public offering would require the Fund to maintain, on an annual basis, a current registration under federal securities laws, which involves additional costs. The Fund would also incur printing costs and other expenses in connection with maintaining a current prospectus. If the continuous offering were not successful in raising substantial new assets for the Fund, and redemptions were significantly more than new sales, the Fund's expense ratio would likely increase from its current level, since, as set forth above, fixed costs would be paid out of a smaller asset base. Finally, if the Fund were open-ended, the increased transaction costs caused by increased redemptions would cause a persistent rise in the Fund's expenses.

         Conclusion. For all the foregoing reasons, the Board of Directors strongly believes that, notwithstanding the benefit which those stockholders who would wish to redeem their shares over the short term would derive from open-ending the Fund, on balance the best interests of the Fund and its stockholders would be substantially disadvantaged by such action. The Board of Directors does not believe that open-ending the Fund would be in the best interests of its stockholders.

         Accordingly, your Board of Directors unanimously agrees that this proposal is not in the best interests of all stockholders of the Fund and would substantially impair the ability of the Fund to operate effectively. Your Board of Directors recommends that the stockholders vote AGAINST Proposal No. 2.

Voting Information

[As the Proponent's proposal is presented as a recommendation to the Board of Directors of the Fund, there is no law or regulation that specifies the vote required to pass the proposal. Rather, in considering whether or not to take any action to open-end or merge the Fund, the Board of Directors will give the recommendation set forth in the proposal such weight as it believes appropriate based on the voting of stockholders for the proposal. In general, it is unlikely that the Board of Directors will accord the proposal any significant weight unless it is approved by the holders of a substantial majority of the Fund's outstanding shares.

Under the rules of the New York Stock Exchange, while brokers are permitted to submit on behalf of their customers proxies with respect to the election of the Fund's directors whether or not the brokers receive instructions from their customers regarding how to vote, brokers are not permitted to submit proxies with respect to the Proponent's proposal unless the brokers have received instructions from the customers holding shares of the Fund as to how vote on that proposal. As a result, while there may be a quorum for the meeting as a result of votes submitted by brokers on behalf of their customers for the election of directors, it is likely, based on past experience, that the holders of less than a majority of the outstanding shares of the Fund will vote on the Proponent's proposal because many shareholders will have failed to instruct their brokers on how to vote on that proposal.]

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         To the knowledge of the Fund's management, the following persons owned beneficially more than 5% of the Fund's outstanding shares at April [__], 2002:

                       Name and Address of                              Amount and Nature of
                        Beneficial Owner                                Beneficial Ownership                     Percent of Class
                        ----------------                                --------------------                     ----------------
  Yale University                                 3,992,123 shares with sole voting power and sole dispositive          9.3%
  Investments Office                              power(1)
  230 Prospect Street
  New Haven, CT 06511-2107

  Wachovia Corporation                            4,369,626 shares with sole voting power and sole dispositive        10.14%
  One Wachovia Center                             power(2)
  Charlotte, North Carolina 28288-0137

---------------
(1)  Based on a Schedule 13G/A filed with the Commission on January 3, 2002.
(2)  Based on a Schedule 13G filed with the Commission on February 13, 2002.

                     AUDIT COMMITTEE REPORT AND AUDITOR FEES

Report of the Audit Committee

         At a meeting held on February 14, 2002, the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons," as defined under the 1940 Act, of the Fund acting on the recommendation of the Audit Committee of the Fund, selected Ernst & Young LLP to act as independent accountants for the Fund for the fiscal year ending December 31, 2002. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1 and has discussed with Ernst & Young LLP their independence with respect to the Fund. The Fund knows of no direct financial or material indirect financial interest of Ernst & Young LLP in the Fund.

         The Fund's financial statements for the fiscal year ended December 31, 2001 were audited by Ernst & Young LLP. The Audit Committee has reviewed and discussed the audited financial statements of the Fund with management of the Fund. The Audit Committee has further discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Fund's most recent annual report.

                        Joseph J. Kearns, Chairman of the Audit Committee Gerard E. Jones, Member of the Audit Committee
                        John D. Barrett II, Member of the Audit Committee
                        C. Oscar Morong, Jr., Member of the Audit Committee Vincent R. McLean, Member of the Audit Committee

Audit Fees

         The aggregate fees paid to Ernst & Young LLP in connection with the annual audit of the Fund's financial statements for the fiscal year ended December 31, 2001 was $[_____].

Financial Information Systems Design and Implementation Fees

         There were no professional services rendered by Ernst & Young LLP to the Fund, the Manager or affiliated entities that provide services to the Fund for the fiscal year ended December 31, 2001 relating to financial design and implementation.

All Other Fees

         The aggregate fees billed for professional services rendered by Ernst & Young LLP for all other services provided to the Fund, the Manager and to affiliated entities that provide services to the Fund for the fiscal year ended December 31, 2001 amounted to $[_____], which figure includes (i) audit-related fees of $[_____] for the issuance of a report under Statement on Accounting Standards No. 70 titled "Reports on the Processing of Transactions by Service Organizations" and (ii) all other fees of $[_____] related to services such as performance attestation, operational control reviews, business interruption insurance recovery assistance, process improvement and reengineering, tax consulting and educational seminars. The Audit Committee also reviewed information regarding other services provided to affiliates of the Manager by Ernst & Young LLP and the fees received by Ernst & Young LLP for those services. In addition, all other fees for services provided to the Fund were $[____], relating to the review of the Fund's tax returns. The Audit Committee has considered whether the provision of non-audit services and the provision of services to affiliates of the Manager is compatible with maintaining the independence of Ernst & Young LLP.

Certain Other Matters Concerning the Fund's Independent Auditors

         On July 5, 2000, PricewaterhouseCoopers LLP resigned as the independent accountants for the Fund. At a meeting held on June 15, 2000, the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons," as defined under the 1940 Act, of the Fund acting on the recommendation of the Audit Committee of the Fund, appointed Ernst & Young LLP as independent accountants for the Fund, effective with the resignation of PricewaterhouseCoopers LLP. The appointment of Ernst & Young as independent accountants for the Fund was ratified by the stockholders of the Fund on August 1, 2000 at the Fund's reconvened annual meeting of stockholders. In connection with its audits for 1998 and 1999 and through July 5, 2000, the date of PricewaterhouseCoopers LLP's resignation as the independent accountant for the Fund, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its report on the financial statements of the Fund for such years. Each report of PricewaterhouseCoopers LLP on the financial statements of the Fund for such years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                                  OTHER MATTERS

         No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         A stockholder's proposal intended to be presented at the Fund's Annual Meeting of Stockholders in 2003, if one is held, must be received by the Fund on or before December 19, 2002, in order to be included in the Fund's proxy statement and proxy card relating to that meeting. Any stockholder who desires to bring a proposal at the Fund's Annual Meeting of Stockholders in 2003, without including such proposal in the Fund's proxy statement, must deliver written notice thereof to the Secretary of the Fund not before March 6, 2003 and not later than April 5, 2003, in the manner and form required by the Fund's Amended and Restated By-Laws.

                                                MARY E. MULLIN
                                                Secretary

Dated:  April [__], 2002

         Stockholders who do not expect to be present at the meeting and who wish to have their shares voted are requested to date and sign the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States.

                                   PROXY CARD

                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.

                  C/O MORGAN STANLEY INVESTMENT MANAGEMENT INC.
                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints RONALD E. ROBISON, STEFANIE V. CHANG and MARY E. MULLIN, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Fund held of record by the undersigned on April [__], 2002 at the Annual Meeting of Stockholders to be held on June 6, 2002, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated May [__], 2002.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)
                                SEE REVERSE SIDE


[X] Please mark your votes as in this sample.

1.   Election of the following nominees as Directors:

   FOR       WITHHELD
   [ ]       [ ]           Class I Nominee:
                           Ronald E. Robison, Joseph J. Kearns, Michael Nugent and Fergus Reid


                           --------------------------------------
                           For all nominees except as noted above

2. Approval of a recommendation that the Board of Directors convert the Fund to an open-end fund or merge the Fund with an open-end fund, as set forth in Proposal No. 2.

     FOR               AGAINST             ABSTAIN

     [ ]                 [ ]                 [ ]


     This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof. If no direction is made, this Proxy Card will be voted for the election of the nominees as Directors for the Fund and will be voted against Proposal No. 2 as set forth above.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT MUST SIGN.

SIGNATURES(S)___________________________________

DATE _______________, 2002

     When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer's office.

     If a partnership, please sign in partnership name. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]